    As filed with the Securities and Exchange Commission on November 8, 2004

                                                 Registration No. 333-__________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                           International Paper Company
             (Exact name of registrant as specified in its charter)

            New York                                           13-0872805
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)

                               400 Atlantic Street
                           Stamford, Connecticut 06921
                    (Address of Principal Executive Offices)


                           INTERNATIONAL PAPER COMPANY
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                            (Full title of the Plan)


                             Andrea L. Dulberg, Esq.
                          Assistant Corporate Secretary
                           International Paper Company
                               400 Atlantic Street
                           Stamford, Connecticut 06921
                                 (203) 541-8000
 (Name, address and telephone number, including area code, of agent for service)


                                    Copy to:
                        Elizabeth Pagel Serebransky, Esq.
                            Debevoise & Plimpton LLP
                                 919 Third Ave.
                               New York, NY 10022
                                  212-909-6000


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                   Proposed maximum        Proposed maximum
Title of securities           Amount to be         offering price per      aggregate offering      Amount of
to be registered              registered (1)       unit (2)                price (2)               registration fee
-----------------------       --------------       -------------------     ------------------      ----------------
Common Stock, par             14,000,000 (1)            $38.54             $539,560,000(2)         $68,362.25
value $ 1.00 per share
====================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended (the "1933 Act"), solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on November 2, 2004.

                                EXPLANATORY NOTE

         Registration Statements were filed on July 27, 1995 (Registration No. 033-61335), on August 12, 1999 (Registration No. 333-85051), on April 8, 2002
(Registration Nos. 333-85828 and 333-85824) and on August 18, 2003 (Registration No. 333-108046) (collectively, the "Prior Registration Statements") to register under the 1933 Act, among other things, 5,000,000 shares of International Paper Company common stock, par value $1.00 per share (the "Common Stock"), 20,000,000 shares of Common Stock, 3,000,000 shares of Common Stock, and 10,000,000 shares of Common Stock respectively, issuable under the International Paper Company Long-Term Incentive Compensation Plan (the "Plan") (filed as Appendix B to the Company's Definitive Proxy Statement on Schedule 14A dated April 9, 2004). This Registration Statement on Form S-8 (this "Registration Statement") has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the 1933 Act of an additional 14,000,000 shares of Common Stock issuable upon awards granted, or to be granted, under the Plan at any time or from time to time.


                                       2






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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Pursuant to General Instruction E to Form S-8, the International Paper Company (the "Company") hereby incorporates by reference the contents of the Prior Registration Statements.

                 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Andrea L. Dulberg, Esq., Assistant Corporate Secretary of the Company. Ms. Dulberg owns Company Common Stock and holds employee stock options to purchase Company Common Stock in an amount equal to less than .1% of the outstanding shares of the Company.



                                ITEM 8. EXHIBITS

Exhibit
Number            Description
-------           -----------
5                 Opinion of Andrea L. Dulberg, Esq. (filed herewith).

23.1              Consent of Deloitte & Touche LLP (filed herewith).

23.2              Consent of Andrea L. Dulberg, Esq. (included in Exhibit 5).

24                Powers of Attorney (filed herewith - see pages 6-8 of the Registration Statement).



                              ITEM 9. UNDERTAKINGS

             (a) Rule 415 Offering. The Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any Prospectus required by section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the

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         Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                 (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Subsequent Exchange Act Documents. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                     EXPERTS

         The consolidated financial statements and related financial statement schedules as of and for the years ended December 31, 2003 and December 31, 2002 appearing in our Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated by reference in this Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and contains an explanatory paragraph for the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and an explanatory paragraph concerning the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which Deloitte & Touche LLP have expressed no opinion or other form of assurance other than with respect to such disclosures), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements as of December 31, 2001 appearing in our Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         On April 9, 2002, we announced that we engaged Deloitte & Touche LLP to replace Arthur Andersen as our independent auditors. During the fiscal year ended December 31, 2001 and the subsequent interim period preceding the change of auditors, we had no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference to the disagreement in connection with its report.

         We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to our naming it in this Registration Statement as having certified our consolidated financial statements for the year ended December 31, 2001, as required by Section 7 of the Securities Act. Accordingly, we have dispensed with the requirement to file its consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen has not consented to the inclusion of its report in this Registration Statement, you may have no effective remedy against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen, or any omissions to state a material fact required to be stated therein. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from its provision of auditing and other services to us) may be limited as a practical matter because Arthur Andersen has ceased operations.

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                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 8th day of November, 2004.

                                        INTERNATIONAL PAPER COMPANY



                                        By: /s/ Andrea L. Dulberg
                                            ----------------------------------
                                        Name: Andrea L. Dulberg
                                        Title: Assistant Secretary


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, Maura Abeln Smith and Andrea L. Dulberg, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable International Paper Company to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                 Title                          Date
----------                                 -----                          ----
/s/ John V. Faraci                         Chairman of the Board, and     October 10, 2004
------------------------------------       Chief Executive Officer and
John V. Faraci                             Director

/s/ Christopher P. Liddell                 Senior Vice President and      November 8, 2004
------------------------------------       Chief Financial Officer
Christopher P. Liddell

/s/ Robert J. Grillet                      Vice President - Finance       November 8, 2004
------------------------------------       and Controller
Robert J. Grillet

/s/ Robert M. Amen                         President and Director         November 8, 2004
------------------------------------
Robert M. Amen

 /s/ Martha F. Brooks                      Director                       October 11, 2004
------------------------------------
Martha F. Brooks

/s/ Robert J. Eaton                        Director                       October 11, 2004
-------------------------------------------
Robert J. Eaton

/s/ Samir G. Gibara                        Director                       October 9, 2004
------------------------------------
Samir G. Gibara

/s/ James A. Henderson                     Director                       November 8, 2004
------------------------------------
James A. Henderson

/s/ W. Craig McClelland                    Director                       November 8, 2004
---------------------------
W. Craig McClelland

/s/ Donald F. McHenry                      Director                       November 8, 2004
------------------------------------
Donald F. McHenry

/s/ Charles R. Shoemate                    Director                       November 8, 2004
------------------------------------
Charles R. Shoemate

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------
5                 Opinion of Andrea L. Dulberg, Esq. (filed herewith).

23.1              Consent of Deloitte & Touche LLP (filed herewith).

23.2              Consent of Andrea L. Dulberg, Esq. (included in Exhibit 5).

24                Powers of Attorney (filed herewith - see pages 6-7 of the Registration Statement).